UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
December 11, 2008

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1515 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01  Other Events.

The Company has concluded its evaluation, previously disclosed in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, of raising capital under the recently announced Capital Purchase Program of the U.S. Department of the Treasury.  Following a review of factors involved in participating in this program, including in particular its restrictions on common stock dividends and repurchases, the Company has decided not to participate.  The Company and its subsidiary, First Mid-Illinois Bank & Trust, N.A., continue to have regulatory capital that qualifies the Company for treatment as “well-capitalized.”

On December 11, 2008, the Board of Directors of First Mid-Illinois Bancshares, Inc. (the “Company”) approved a proposal to make a private placement offering to certain eligible purchasers of up to $25 million of its non-cumulative perpetual convertible preferred stock (the “Preferred Stock”).  The Preferred Stock offered in the proposed private placement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

The Company will participate in the FDIC Transaction Account Guarantee Program, which provides, without charge to depositors, a full guarantee on all non-interest bearing transaction accounts held by any depositor, regardless of dollar amount, through December 31, 2009.  Participation in this program will cost the Company 10 basis points annually on the amount of the deposits. The Company and its subsidiary bank, First Mid-Illinois Bank & Trust, N.A., will also participate in the FDIC’s Debt Guarantee Program, which provides for the guarantee of eligible newly issued senior unsecured debt of participating entities.  Both programs are part of the FDIC’s Temporary Liquidity Guarantee Program.

On December 11, 2008, the Board of Directors of the Company authorized the repurchase of $2.5 million of additional shares of the Company’s common stock by the Company either in the open market or in privately negotiated transactions, bringing the total amount of common stock that the Company is authorized to repurchase under all its repurchase programs to approximately $3,148,000.  This repurchase program has no fixed expiration date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Dated:  December 11, 2008                                                                                     /s/ William S. Rowland

William S. Rowland
President and Chief Executive Officer